ANNEX 1

FRANKLIN TEMPLETON ETF TRUST

Further to the Amendment, dated December 29, 2017, to the Subcontract for Administration and Fund Accounting Services, dated as of April 18, 2016, between Franklin Templeton Services, LLC (“FT Services”) and State Street Bank and Trust Company (“State Street”), FT Services and State Street mutually agree to update this Annex 1 by adding/removing Funds as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type
FRANKLIN TEMPLETON ETF TRUST	Standard N-PORT and N-CEN Reporting Solution (Data and Filing)
Franklin Liberty U.S. Low Volatility ETF	Standard
Franklin Liberty Investment Grade Corporate ETF
Franklin Liberty International Opportunities ETF
Franklin Liberty Federal Intermediate Tax-Free Bond Opportunities ETF (f/k/a Franklin Liberty Intermediate Municipal Opportunities ETF)
Franklin Liberty Federal Tax-Free Bond ETF (f/k/a Franklin Liberty Municipal Bond ETF)
Franklin Liberty Senior Loan ETF
Franklin Liberty High Yield Corporate ETF
Franklin Liberty International Aggregate Bond ETF
Franklin Liberty US Core Bond ETF
Franklin Liberty Systematic Style Premia ETF
Franklin Liberty U.S. Treasury Bond ETF
Franklin Liberty Ultra Short Bond ETF
Franklin LibertyQ International Equity Hedged ETF
Franklin LibertyQ Emerging Markets ETF
Franklin LibertyQ Global Dividend ETF
Franklin LibertyQ Global Equity ETF
Franklin LibertyQ U.S. Small Cap Equity ETF
Franklin LibertyQ U.S. Mid Cap Equity ETF
Franklin LibertyQ U.S. Equity ETF
Franklin FTSE Asia ex Japan ETF
Franklin FTSE Australia ETF
Franklin FTSE Brazil ETF
Franklin FTSE Canada ETF
Franklin FTSE China ETF
Franklin FTSE Europe ETF
Franklin FTSE Europe Hedged ETF
Franklin FTSE France ETF
Franklin FTSE Germany ETF
Franklin FTSE Hong Kong ETF
Franklin FTSE India ETF
Franklin FTSE Italy ETF
Franklin FTSE Japan ETF
Franklin FTSE Japan Hedged ETF
Franklin FTSE Mexico ETF
Franklin FTSE Russia ETF
Franklin FTSE South Korea ETF
Franklin FTSE Switzerland ETF
Franklin FTSE Taiwan ETF
Franklin FTSE United Kingdom ETF
Franklin FTSE Latin America ETF
Franklin FTSE Saudi Arabia ETF
Franklin FTSE South Africa ETF
Franklin Disruptive Commerce ETF
Franklin Genomic Advancements ETF
Franklin Intelligent Machines ETF
Franklin Exponential Data ETF

Form N-CEN Services
FRANKLIN TEMPLETON ETF TRUST

Information Classification: Limited Access

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

FRANKLIN TEMPLETON SERVICES,   STATE STREET BANK AND TRUST

LLC                                                                COMPANY

By:  /s/ Matthew T. Hinkle                                   By:____________________________________

      Name:    Matthew T. Hinkle                          Name:

      Title:      Senior Vice President                     Title:

      Address: One Franklin Parkway                    Address:

                     San Mateo, CA 94403

      Date:      December 15, 2020                         Date: